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                           OFFER TO PURCHASE FOR CASH

      UP TO 45,000 SHARES OF 12.75% CUMULATIVE EXCHANGEABLE PREFERRED STOCK
                                       OF
                        GRANITE BROADCASTING CORPORATION
                                       AT
                     A PURCHASE PRICE NOT GREATER THAN $670
                                       NOR
                            LESS THAN $590 PER SHARE
                                       BY
                        GRANITE BROADCASTING CORPORATION

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THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
     TIME, ON MONDAY, JUNE 17, 2002, UNLESS THE TENDER OFFER IS EXTENDED.
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                                                                    May 17, 2002


To Our Clients:

     Enclosed for your consideration are the offer to purchase, dated May 17, 2002 (the "Offer to Purchase"), and the related letter of transmittal (the "Letter of Transmittal"), which, as amended and supplemented from time to time, together constitute the tender offer (the "Offer"), in connection with the Offer by Granite Broadcasting Corporation, a Delaware corporation ("Granite Broadcasting"), to purchase up to 45,000 shares of its 12.75% Cumulative Exchangeable Preferred Stock, par value $.01 per share (the "Shares") at a price, net to the seller in cash, without interest, not greater than $670 nor less than $590 per Share, specified by tendering stockholders, upon the terms and subject to the conditions set forth in the Offer. Granite Broadcasting will not pay, and tendering stockholders will not receive, any accrued and unpaid dividends on shares that Granite Broadcasting accepts for payment.

     Granite Broadcasting will, upon the terms and subject to the conditions of the Offer, determine a single per Share price, not greater than $670 nor less than $590 per Share (the "Purchase Price"), that it will pay for Shares properly tendered and not properly withdrawn under the Offer, taking into account the number of Shares so tendered and the prices specified by tendering stockholders. Granite Broadcasting will select the lowest Purchase Price that will allow it to purchase 45,000 Shares, or such lesser number of Shares as are properly tendered and not properly withdrawn, at prices not greater than $670 nor less than $590 per Share, under the Offer. All Shares properly tendered prior to the "expiration date" (as defined in Section 1 of the Offer to Purchase) at prices at or below the Purchase Price and not properly withdrawn will be purchased at the Purchase Price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer, including the odd lot and proration provisions. Granite Broadcasting will return as promptly as practicable after the expiration date all Shares, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration. Granite Broadcasting reserves the right, in its sole discretion, to purchase more than 45,000 Shares under the Offer in accordance with applicable law.

     If, on or prior to the expiration date, more than 45,000 Shares, or such greater number of Shares as Granite Broadcasting may elect to purchase, are properly tendered and not withdrawn, Granite Broadcasting will, upon the terms and subject to the conditions of the Offer, accept Shares for purchase first from "odd lot holders" (as defined in Section 1 of the Offer to Purchase) who properly tender their Shares at or below the Purchase Price and then on a pro rata basis from all other stockholders whose Shares are properly tendered at or below the Purchase Price and not properly withdrawn.

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     We are the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account.

     Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account, and if you wish us to tender, the price(s), if any, at which you wish to do so, on the terms and subject to the conditions of the Offer.

     We call your attention to the following:

         1. You may tender Shares at prices not greater than $670 nor less than $590 per Share as indicated in the attached instruction form, net to you in cash, without interest.

         2. You should consult with your broker on the possibility of designating the priority in which your Shares will be purchased in the event of proration.

         3. The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in Section 6 of the Offer to Purchase.

         4. The Offer and withdrawal rights with respect to the Offer will expire at 5:00 P.M., New York City time, on June 17, 2002, unless Granite Broadcasting extends the Offer.

         5. The Offer is for 45,000 Shares, constituting approximately 18% of the Shares outstanding as of May 14, 2002.

         6. Tendering stockholders who are registered stockholders or who tender their Shares directly to Mellon Investor Services LLC, the depositary for the Offer, will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Granite Broadcasting's purchase of Shares under the Offer.

         7. If you own beneficially or of record an aggregate of fewer than 100 Shares, and you instruct us to tender on your behalf all such Shares at or below the Purchase Price before the expiration date and check the box captioned "Odd Lots" in the attached instruction form, Granite Broadcasting, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered at or below the Purchase Price and not properly withdrawn.

         8. If you wish to tender portions of your Shares at different prices, you must complete a separate instruction form for each price at which you wish to tender each such portion of your Shares. We must submit separate letters of transmittal on your behalf for each price you will accept.

         9. The Board of Directors of Granite Broadcasting has approved the Offer. However, neither Granite Broadcasting nor its Board of Directors makes any recommendation to stockholders as to whether to tender or refrain from tendering their Shares or as to the price or prices at which stockholders may choose to tender their Shares. Stockholders must make their own decision as to whether to tender their Shares and, if so, how many Shares to tender and the price or prices at which such Shares should be tendered.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached instruction form as promptly as possible. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached instruction form.

     Terms used and not defined herein shall have the meanings ascribed to them in the Offer.

     Your instruction form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the expiration date of the Offer. The Offer and withdrawal rights will expire at 5:00 P.M., New York City time, on June 17, 2002, unless Granite Broadcasting extends the Offer. Tendered Shares may be withdrawn at any time prior to the applicable expiration date.

     As described in the Offer to Purchase, if more than 45,000 Shares, or such greater number of Shares as Granite Broadcasting may elect to purchase in accordance with applicable law, are properly tendered at or below the Purchase Price and not properly withdrawn before the expiration date, Granite Broadcasting will accept Shares for purchase at the Purchase Price in the following order of priority:

         (a) all Shares properly tendered at or below the Purchase Price and not properly withdrawn before the expiration date by any odd lot holder who:

              (1) tenders all Shares owned beneficially or of record by such odd lot holder at or below the Purchase Price (partial tenders will not qualify for this preference); and

              (2) completes the section captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the notice of guaranteed delivery; and

         (b) after purchase of all of the foregoing Shares, all other Shares properly tendered at or below the Purchase Price and not properly withdrawn before the expiration date on a pro rata basis, if necessary, with adjustments to avoid purchases of fractional Shares, as provided in the Offer to Purchase.

     The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.


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           INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
      UP TO 45,000 SHARES OF 12.75% CUMULATIVE EXCHANGEABLE PREFERRED STOCK
                       OF GRANITE BROADCASTING CORPORATION
                    AT A PURCHASE PRICE NOT GREATER THAN $670
                                       NOR
                            LESS THAN $590 PER SHARE

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 17, 2002 (the "Offer to Purchase"), and the related letter of transmittal (the "Letter of Transmittal"), which, as may be amended and supplemented from time to time, together constitute the tender offer (the "Offer") in connection with the tender offer by Granite Broadcasting Corporation, a Delaware corporation ("Granite Broadcasting"), to purchase up to 45,000 shares of its 12.75% Cumulative Exchangeable Preferred Stock, par value $.01 per share (the "Shares") at prices, net to the seller in cash, without interest, not greater than $670 nor less than $590 per Share, specified by the undersigned, upon the terms and subject to the conditions of the Offer.

     The undersigned understands that Granite Broadcasting will, upon the terms and subject to the conditions of the Offer, determine a single per Share price not greater than $670 nor less than $590 per Share (the "Purchase Price") that it will pay for the Shares properly tendered and not properly withdrawn under the Offer taking into account the number of Shares so tendered and the prices specified by tendering stockholders. Granite Broadcasting will select the lowest Purchase Price that will allow it to purchase 45,000 Shares, or such lesser number of Shares as are properly tendered and not properly withdrawn, at prices not greater than $670 nor less than $590 per Share under the Offer. All Shares properly tendered at prices at or below the Purchase Price and not properly withdrawn will be purchased at the Purchase Price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer, including the odd lot and proration provisions described in the Offer to Purchase. Granite Broadcasting will return as promptly as practicable all other Shares, including Shares tendered at prices in excess of the Purchase Price and Shares not purchased because of proration.

     The undersigned hereby instruct(s) you to tender to Granite Broadcasting the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, at the price per Share indicated below, under the terms and subject to the conditions of the Offer.

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Aggregate Number of Shares of 12.75% Cumulative Exchangeable Preferred Stock to
                                  be Tendered:


  __________________ Shares of 12.75% Cumulative Exchangeable Preferred Stock*

                                    ODD LOTS

/ / By checking this box, the undersigned represents that the undersigned owns beneficially or of record an aggregate of fewer than 100 Shares and is instructing the holder to tender all such Shares.

IN ADDITION, THE UNDERSIGNED IS TENDERING SHARES EITHER (CHECK ONE BOX):


/ / at the price per Share indicated in Box A on the next page under "Price (in
    Dollars) Per Share at Which Shares Are Being Tendered;" or

/ / at the Purchase Price, as the same shall be determined by Granite
    Broadcasting in accordance with the terms of the Offer (persons checking this box should check Box B on the next page).

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                                       4

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                                      BOX A

               SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
                (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

     By checking the appropriate boxes below instead of the box under Box B, "Shares Tendered at Price Determined Under the Tender Offer," the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price determined by Granite Broadcasting for the Shares is less than the price checked below. A stockholder who desires to tender Shares at more than one price must complete a separate instruction letter for each price at which Shares are tendered. The same Shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

     Price (in Dollars) Per Share at Which Shares Are Being Tendered (shade in appropriate boxes to indicate the tender price, not to be less than $590 and not to exceed $670).

          $ (x100)               $ (x10)              $ (x1)            (cent)
                                  / / 0               / / 0             / / .00
                                  / / 1               / / 1             / / .50
                                  / / 2               / / 2
                                  / / 3               / / 3
                                  / / 4               / / 4
            / / 5                 / / 5               / / 5
            / / 6                 / / 6               / / 6
                                  / / 7               / / 7
                                  / / 8               / / 8
                                  / / 9               / / 9

     Check the appropriate boxes above or, alternatively, check the box below under Box B, "Shares Tendered at Prices Determined Under the Tender Offer." Unless you check the box under Box B, if you do not check one box in each column above, you will not have validly tendered your Shares.

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                                      BOX B

           SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER
                (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

/ / The undersigned wants to maximize the chance of having Granite Broadcasting purchase all of the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of the price boxes in Box A, the undersigned hereby tenders Shares and is willing to accept the Purchase Price determined by Granite Broadcasting in accordance with the terms of the Offer. This action could result in receiving a price per Share as low as $590.

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                 YOU WILL NOT HAVE VALIDLY TENDERED YOUR SHARES
               UNLESS YOU COMPLETE AND ONLY ONE OF BOX A OR BOX B


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                                    SIGN HERE

Account Number:                               Signature(s):
               ------------------------                    ---------------------

Dated:                                , 2002
      --------------------------------

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                          Please type or print name(s)


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                      Please type or print address(es) here


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                         Area Code and Telephone Number


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              Taxpayer Identification or Social Security Number(s)
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*Unless otherwise indicated, it will be assumed that all shares of 12.75%
Cumulative Exchangeable Preferred Stock held by us for your account are to be tendered.


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